Execution Copy
ENDURANCE SPECIALTY HOLDINGS LTD.
$85,000,000
7.00% Senior Notes due 2034
UNDERWRITING AGREEMENT
March 23, 2010

March 23, 2010
BANC OF AMERICA SECURITIES LLC
One Bryant Park
New York , NY 10036
          As Representative of the several Underwriters
Ladies and Gentlemen:
     Endurance Specialty Holdings Ltd., an exempted company incorporated in Bermuda as a holding company (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representative (the “Representative”), $85,000,000 principal amount of its 7.00% Senior Notes due 2034 having the terms set forth in Schedule 2 hereto (the “Notes”). Banc of America Securities LLC (“BAS”) has agreed to act as representatives of the several Underwriters (in such capacity, the “Representative”) in connection with the offering and sale of the Notes.
     The Notes will be issued pursuant to an indenture, dated as of July 15, 2004 (the “Base Indenture”), between the Company and The Bank of New York Mellon, a New York banking corporation, as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of July 15, 2004 (the “First Supplemental Indenture”) and further supplemented by the third supplemental indenture to be dated as of the date the Notes are first delivered (the “Third Supplemental Indenture” and, together with the Base Indenture and the First Supplemental Indenture, the “Indenture”). The Notes will be issued in book-entry form in the name of Cede & Co., as nominee of The Depository Trust Company (the “Depositary”), pursuant to a Letter of Representations, to be dated on or before the Closing Date (as defined in Section 2 below) (the “DTC Agreement”), among the Company, the Trustee and the Depositary.
     The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement, including a prospectus on Form S-3 (File No. 333-156147), relating to the registration of certain securities described therein, including the Notes. The registration statement as amended to the date of this Agreement is hereinafter referred to as the “Registration Statement” (for purposes of this definition, information contained in a form of prospectus or prospectus supplement that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Registration Statement as of the time specified in Rule 430B), and the related prospectus effective December 15, 2008 in the form first used to confirm sales of Notes (or in the form first made available to the Underwriters by the Company to meet requests of purchasers pursuant to Rule 173 under the Securities Act of 1933, as amended (the “Securities Act”)) is hereinafter referred to as the “Base Prospectus”. The Base Prospectus, as supplemented by the prospectus supplement specifically relating to the Notes in the form first used to confirm sales of the Notes (or in the form first made available to the Underwriters by the Company to meet requests of Purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the

“Prospectus,” and the term “preliminary prospectus” means the Base Prospectus, as supplemented by the Preliminary Prospectus Supplement dated March 23, 2010. For purposes of this definition, information contained in a form of prospectus (including a prospectus supplement) that is deemed retroactively to be a part of the Registration Statement pursuant to Rule 430B shall be considered to be included in the Prospectus as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) under the Securities Act.
     For purposes of this Agreement, “free writing prospectus” has the meaning set forth in Rule 405 under the Securities Act and “Time of Sale Prospectus” means the Base Prospectus and the preliminary prospectus, together with the free writing prospectuses, if any, each identified in Schedule 3 hereto, as of the Applicable Time of Sale (as defined herein), and the information set forth in Schedule 2 hereto. As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement” and “amendment” and “amend” as used in this Agreement with respect to the Registration Statement, the Base Prospectus, the Time of Sale Prospectus, the preliminary prospectus or any free writing prospectus shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference therein. If the Company has filed an abbreviated registration statement to register Additional Notes pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. As used herein, “Applicable Time of Sale” shall mean 2:30 P.M., on March 23, 2010, New York City time.
     1. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, each of the Underwriters that (i) as of the Applicable Time of Sale and (ii) as of the Closing Date:
          (i) Effectiveness of the Registration Statement. The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;
          (ii) Compliance with Registration Requirements. (a) The Registration Statement, when it became effective, did not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the applicable rules and regulations of the Commission thereunder, (c) the Time of Sale Prospectus does not contain, at the Applicable Time of Sale, and at the Closing Date (as defined herein), as it may be then amended or supplemented, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and (d) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph do not apply to statements or omissions in the Registration Statement, the Time of Sale Prospectus or the Prospectus based upon information relating to the Underwriters furnished to the Company in writing by the Underwriters expressly for use therein;
          (iii) Incorporated Documents. The documents filed with the Commission by the Company and incorporated by reference in the Time of Sale Prospectus or the Prospectus when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; none of such documents as of its time of filing contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Time of Sale Prospectus or the Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;
          (iv) Free Writing Prospectuses. The Company is a well known seasoned issuer (as defined in Rule 405 under the Securities Act) and is not an “ineligible issuer” pursuant to Rules 164, 405 and 433 under the Securities Act. Any free writing prospectus that the Company is required to file pursuant to Rule 433(d) under the Securities Act has been, or will be, filed with the Commission in accordance with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act or that was prepared by or on behalf of or used or referred to by the Company complies or will comply in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder. Each free writing prospectus that the Company has filed will not, as of its issue date and through the Closing Date for such Notes, include any information that conflicts with the information contained in the Registration Statement and the Prospectus. Except for the free writing prospectuses, if any, identified in Schedule I hereto, and electronic road shows, if any, furnished to the Underwriters before first use, the Company has not prepared, used or referred to, and will not, without the prior consent of the Underwriters, prepare, use or refer to, any free writing prospectus;
          (v) Independent Accountants. The accountants who certified the financial statements and supporting schedules incorporated by reference in the Time of Sale Prospectus and the Prospectus, and audited the Company’s internal control over financial reporting and management’s assessment thereof, are an independent registered public accounting firm as required by the Securities Act and the rules and regulations of the Commission thereunder;
          (vi) Financial Statements. The consolidated financial statements of the Company incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; except as otherwise disclosed in the Time of Sale Prospectus or the Prospectus, said balance sheet, statement of income and financial statements have been prepared in conformity with United States generally accepted accounting principles (“U.S. GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, in accordance with U.S. GAAP, the information required to be stated therein. The selected financial data and the summary financial information incorporated by reference in the Time of Sale Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference in the Time of Sale Prospectus and the Prospectus;
          (vii) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Time of Sale Prospectus or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), and (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise;
          (viii) Good Standing of the Company. The Company has been duly incorporated and is validly existing as an exempted company in good standing under the laws of Bermuda and has the necessary corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign company or corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect;
          (ix) Good Standing of Subsidiaries. Each of Endurance Specialty Insurance Ltd. (“Endurance Bermuda”), Endurance Reinsurance Corporation of America and Endurance U.S. Holdings Corp. (each, a “Designated Subsidiary” and collectively, the “Designated Subsidiaries”) has been duly incorporated or organized and is validly existing as a company or corporation in good standing under the laws of the jurisdiction of its incorporation or organization and has the necessary corporate power to own, lease and operate its properties and to conduct its business as described in the Time of Sale Prospectus and the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Time of Sale Prospectus or the Prospectus, all of the issued and outstanding share capital or capital stock of each subsidiary of the Company has been duly authorized and validly issued, is fully paid and non assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding shares of share capital or capital stock of any Designated Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Designated Subsidiary. Except for American Agri-Business Insurance Company, ARMtech, Inc., ARMtech Holdings, Inc., ARMtech Insurance Services, Inc., Endurance American Insurance Company, Endurance American Specialty Insurance Company, Endurance Elite Assurance Company Ltd., Endurance Risk Solutions Assurance Co., Endurance Services Limited, Endurance Specialty Insurance Brokerage Corp. of New York, Endurance Specialty Insurance Marketing Corp. of California, Endurance Specialty Insurance Marketing Corp. of Illinois, Endurance Specialty Insurance Marketing Corp. of Massachusetts, Endurance U.S. Healthcare Insurance Services Company, Endurance U.S. Specialty Services Corporation, Endurance Worldwide Holdings Limited, Endurance Worldwide Insurance Limited, ENH Managers, Inc. and ENH Risk and Insurance Services Corporation, each of which are immaterial and are not “significant subsidiaries” of the Company as such term is defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission under the Securities Act, the Designated Subsidiaries are the only subsidiaries of the Company;
          (x) Capitalization. Based solely on the Certified Register of Shareholders of the Company: (A) all of the currently issued and outstanding shares of share capital of the Company has been duly authorized and validly issued and are fully paid and non-assessable (which term when used herein shall mean that no further sums are required to be paid by the holders thereof in connection with the issue of such shares) (collectively, the “Outstanding Shares”); and (B) none of the Outstanding Shares were issued in violation of the preemptive or other similar rights of any member of the Company or the Designated Subsidiaries;
          (xi) Description of the Notes and the Indenture. The Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Time of Sale Prospectus.
          (xii) Accuracy of Statements in Prospectus. The statements in Time of Sale Prospectus and the Prospectus under the captions “Description of Notes,” “Description of Debt Securities” and “Material Tax Considerations”, in each case insofar as such statements constitute a summary of the legal matters, documents or proceedings referred to therein, fairly present and summarize, in all material respects, the matters referred to therein.
          (xiii) Authorization of the Indenture. The Indenture has been duly qualified under the Trust Indenture Act and has been duly authorized by the Company and, when executed and delivered by the Company, will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles; and the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”);
          (xiv) Authorization and Execution of Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company;

          (xv) Authorization of the Notes. The Notes to be purchased by the Underwriters from the Company are in the form contemplated by the Indenture, have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and, at the Closing Date, will have been duly executed by the Company and, when authenticated in the manner provided for in the Indenture and delivered against payment of the purchase price therefor, will constitute valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles, and will be entitled to the benefits of the Indenture;
          (xvi) Absence of Defaults and Conflicts. Neither the Company nor any of its Designated Subsidiaries is in violation of its charter, memorandum of association, bye-laws, by-laws or similar incorporation or organizational documents or in violation or default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”) except for such defaults under the material Agreements and Instruments that would not result in a Material Adverse Effect; the issue and sale by the Company of the Notes, if and when issued, the execution and delivery of this Agreement and the Indenture and the compliance by the Company with the Notes, this Agreement and the Indenture, and the consummation of the transactions contemplated herein and therein and compliance by the Company with its obligations under this Agreement and the Indenture do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter, memorandum of association, bye-laws, by-laws or similar organizational documents of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations (except for such violations that would not result in a Material Adverse Effect);
          (xvii) Financial Assistance. On the date hereof and upon the issuance of the Notes, the Company is and will be in compliance with Section 39 and/or entitled to one or more of the exclusions therefrom set forth in Section 39A of the Companies Act 1981 of Bermuda (the “Companies Act”);
          (xviii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against the Company or any subsidiary or the properties or assets thereof, which is required to be disclosed in the Time of Sale Prospectus or the Prospectus (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which would reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Time of Sale Prospectus or the Prospectus, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect; and
          (xix) (xix) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, exemption, qualification or decree of, any court or governmental authority or agency or any sub-division thereof is necessary or required for the performance by the Company of its obligations hereunder, in connection with the execution, delivery and performance of the Indenture or this Agreement or the consummation of the transactions contemplated hereby and thereby, except (i) such as have been already obtained or as may be required under state securities or blue sky laws and (ii) such as have been obtained from the Bermuda Monetary Authority; and (iii) the Prospectus shall be filed with the Registrar of Companies prior to or as soon as reasonably practicable after publication.
          (xx) Licenses and Authorizations. Each of the Company and its Designated Subsidiaries possesses all consents, authorizations, approvals, orders, licenses, certificates, or permits issued by any regulatory agencies or bodies (each, an “Authorization”) which are necessary to conduct the business now conducted by it as described in the Time of Sale Prospectus and the Prospectus, except where the failure to possess such Authorizations, individually or in the aggregate, would not have a Material Adverse Effect; all of such Authorizations are valid and in full force and effect, except where the invalidity of such Authorizations or the failure to be in full force and effect, individually or in the aggregate, would not have a Material Adverse Effect. There is no pending, or to the Company’s knowledge, threatened action, suit, proceeding or investigation against or involving the Company and its Designated Subsidiaries that individually or in the aggregate would reasonably be expected to lead to the revocation, modification, termination, suspension or any other material impairment of the rights of the holder of any such Authorization which revocation, modification, termination, suspension or other material impairment would have a Material Adverse Effect. Except as otherwise described in or contemplated by the Time of Sale Prospectus and the Prospectus, no insurance regulatory authority has issued to the Company or any Designated Subsidiary any order impairing, restricting or prohibiting (A) the payment of dividends by the Company or any of its Designated Subsidiaries, or (B) the making of a distribution on any Designated Subsidiary’s capital stock;
          (xxi) Compliance with Applicable Laws. Neither the Company nor any of its Designated Subsidiaries is in violation or default of any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency or other governmental body having jurisdiction over the Company or any such Designated Subsidiary or any of its properties, as applicable, except for such violations or defaults which, individually or in the aggregate, would not have a Material Adverse Effect;
          (xxii) Tax Liabilities and Reserves. Any tax returns required to be filed by the Company or any of its subsidiaries in any jurisdiction have been filed and any taxes, including any withholding taxes, excise taxes, penalties and interest, assessments and fees and other charges due or claimed to be due from such entities have been paid, other than any of those being contested in good faith and for which adequate reserves have been provided or any of those currently payable without penalty or interest, except to the extent that the failure to so file or pay would not result in a Material Adverse Effect;
          (xxiii) Internal Controls.
a.	The Designated Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general, or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

b.	The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) of the Exchange Act). As of the date hereof, to the knowledge of the Company, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weakness in its internal control over financial reporting, it being understood that the management of the Company has not conducted an evaluation of the effectiveness of the Company’s internal control over financial reporting for any period after December 31, 2009.
          (xxiv) Disclosure Controls and Procedures. The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) of the Exchange Act); such disclosure controls and procedures were effective as of the end of the year ended December 31, 2010. As of the date hereof, to the knowledge of the Company, such disclosure controls and procedures are effective, it being understood that the management of the Company has not conducted an evaluation the effectiveness of the Company’s disclosure controls and procedures for any period after December 31, 2009; there is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the "Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.
          (xxv) Investment Company Act. The Company is not, and solely after giving effect to the offering and sale of the Notes, if any, assuming the Notes were issued as of the date hereof, and the other transactions contemplated by the Prospectus, will not be an “investment company,” as such term is defined in the Investment Company Act;

          (xxvi) Stamp Duty, Excise Tax, Etc. None of the Underwriters or any subsequent purchasers of the Notes (other than purchasers resident in Bermuda for Bermuda exchange control purposes) is subject to any stamp duty, transfer, excise or similar tax imposed in Bermuda in connection with the offering, sale or purchase of the Notes, assuming the Notes were issued as of the date hereof to the Underwriters or to any subsequent purchasers;
          (xxvii) Currency Exchange Control. There are no currency exchange control laws or withholding taxes, in each case of Bermuda, that would be applicable to the payment of dividends on the Notes by the Company (other than as may apply to residents of Bermuda for Bermuda exchange control purposes), assuming the Notes were issued as of the date hereof;
          (xxviii) No Ratings Downgrade. Except as disclosed in the Time of Sale Prospectus, the Company has no knowledge of any threatened or pending downgrading of any of its or its subsidiaries’ financial strength rating by Standard & Poor’s Rating Services, Moody’s Investor Service and A.M. Best Company Inc., the only “nationally recognized statistical rating organizations,” as such term is defined for purposes of Rule 463(g)(2) under the Securities Act which currently has publicly released a rating of the financial strength of the Company or any of its subsidiaries.
          (xxix) No Unlawful Contributions or Other Payments. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Company, its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
          (xxx) No Conflict with Money Laundering Laws. To the knowledge of the Company, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.
          (xxxi) No Conflict with OFAC Laws. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds, to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     2. Agreements to Sell and Purchase.
     (a) The Notes. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, all of the Notes upon the terms herein set forth. On the basis of the representations, warranties and agreements herein contained, and upon the terms but subject to the conditions herein set forth, the Underwriters agree, severally and not jointly, to purchase from the Company the aggregate principal amount of Notes set forth opposite their names on Schedule A at a purchase price of 94.101% of the principal amount of the Notes, payable on the Closing Date.
     (b) The Closing Date. Delivery of certificates for the Notes in global form to be purchased by the Underwriters and payment therefor shall be made at the offices of Dewey & LeBoeuf LLP, 1301 Avenue of the Americas, New York, New York 10019 (or such other place as may be agreed to by the Company and the Representative) at 9:00 a.m., New York City time, on March 26, 2010, or such other time and date as the Underwriters and the Company shall mutually agree (the time and date of such closing are called the “Closing Date”)
     (c) Public Offering of the Notes. The Representative hereby advises the Company that the Underwriters intend to offer for sale to the public, as described in the Time of Sale Prospectus and the Prospectus, their respective portions of the Notes as soon after the Applicable Time as the Representative, in its sole judgment, has determined is advisable and practicable
     (d) Payment for the Notes. Payment for the Notes shall be made at the Closing Date by wire transfer of immediately available funds to the order of the Company.
     It is understood that the Representative has been authorized, for its own account and for the accounts of the several Underwriters, to accept delivery of and receipt for, and make payment of the purchase price for, the Notes that the Underwriters have agreed to purchase. The Representative may (but shall not be obligated to) make payment for any Notes to be purchased by any Underwriter whose funds shall not have been received by the Representative by the Closing Date for the account of such Underwriter, but any such payment shall not relieve such Underwriter from any of its obligations under this Agreement.
     (e) Delivery of the Notes. The Company shall deliver, or cause to be delivered, to the Representative for the accounts of the several Underwriters certificates for the Notes at the Closing Date, against the irrevocable release of a wire transfer of immediately available funds for the amount of the purchase price therefor. The certificates for the Notes shall be in such denominations and registered in such names and denominations as the Representative shall have requested at least two full business days prior to the Closing Date and shall be made available for inspection on the business day preceding the Closing Date at a location in New York City, as the

Representative may designate. Time shall be of the essence, and delivery at the time and place specified in this Agreement is a further condition to the obligations of the Underwriters.
     3. Conditions to the Underwriter’s Obligations. The obligations of the Underwriters are subject to the following conditions:
     (i) Effectiveness of Registration Statement. The Registration Statement shall have become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the Securities Act and no proceedings for that purpose shall have been instituted or be pending or threatened by the Commission, any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form. The Preliminary Prospectus and the Prospectus shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).
     (ii) No Objection. If applicable, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (iii) Absence of Material Adverse Change or Development. (1) As of the Closing Date, except as disclosed in the Time of Sale Prospectus, there has not been any material adverse change in, or any adverse development which materially affects, the business, properties, financial condition or results of operations of the Company and its subsidiaries, considered as a whole, from the dates as of which information is given in the Time of Sale Prospectus; and (2) except as disclosed in the Time of Sale Prospectus, since the respective dates as of which information is given in the Time of Sale Prospectus there shall not have been any change in the capital stock of the Company (other than issuances of capital stock upon exercise of options and stock appreciation rights, upon earn outs of performance shares or upon conversions of convertible securities, in each case which were outstanding on the date of the latest balance sheet included or incorporated by reference in the Time of Sale Prospectus) or long-term debt of the Company or any of its subsidiaries, the effect of which in any such case described in clause (1) or (2), is in the reasonable judgment of the Underwriters so material and adverse as to make it impracticable or inadvisable to proceed with the offering or the delivery of the Notes on the terms and in the manner contemplated in the Time of Sale Prospectus.
     (iv) No Ratings Agency Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any securities of the Company or any of its subsidiaries by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act.
     (v) Company Officer’s Certificates. As of the Closing Date, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President of the Company and of the chief financial or chief accounting officer of the Company, dated as the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the Company has not received from the Commission any notice pursuant to Rule 401(g)(2) of the Securities Act objecting to use of the automatic shelf registration statement form, (iii) the representations and warranties in Section 1 hereof are true and correct with the same force and effect as though expressly made at and as of the Closing Date, and (iv) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Date.
     (vi) Opinion of Counsel for Company. The Underwriters shall have received on the Closing Date, a favorable opinion from Skadden, Arps, Slate, Meagher & Flom LLP, special New York counsel and transaction counsel for the Company, dated the Closing Date, covering the matters referred to in Exhibit A-1, Exhibit A-2 and Exhibit A-3.
     (vii) Opinion of General Counsel for the Company. The Underwriters shall have received on the Closing Date, a written opinion from John V. Del Col, General Counsel of the Company, dated the Closing Date, covering the matters referred to in Exhibit B.
     (viii) Opinion of Bermuda Counsel to the Company. The Underwriters shall have received on the Closing Date an opinion of Appleby, special Bermuda counsel to the Company, dated the Closing Date, substantially in the form of Exhibit C.
     (ix) Opinion of Counsel to the Underwriters. The Underwriters shall have received on the Closing Date an opinion and negative assurance letter of Dewey & LeBoeuf LLP, counsel for the Underwriters dated the Closing Date, in form satisfactory to the Underwriters.
     (x) Accountant’s Comfort Letter and Bring-Down Comfort Letter. The Underwriters shall have received, on each of the date of this Agreement and on the Closing Date, letters dated the respective dates of delivery thereof, in form and substance satisfactory to the Underwriters, from Ernst & Young Ltd., independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Time of Sale Prospectus and the

Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     4. Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants with the Underwriters as follows:
     (i) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430B of the Securities Act, and will promptly notify the Representative, and confirm the notice in writing, of (i) the effectiveness during the Prospectus Delivery Period (as defined below) of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Preliminary Prospectus or the Prospectus, (ii) the receipt of any comments from the Commission during the Prospectus Delivery Period, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Preliminary Prospectus or the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Preliminary Prospectus and the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will use its reasonable best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (ii) Filing of Amendments. During such period beginning on the date of this Agreement and ending on the later of the Closing Date or such date as, in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales of the Notes by an Underwriter or dealer, including in circumstances where such requirement may be satisfied pursuant to Rule 172 of the Securities Act (the “Prospectus Delivery Period”), the Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b) of the Securities Act), or any amendment, supplement or revision to the Time of Sale Prospectus or the Prospectus, whether pursuant to the Securities Act, the Exchange Act or otherwise, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall reasonably object.
     (iii) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The Registration Statement and each amendment thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (iv) Delivery of Prospectuses. The Company will deliver to each Underwriter, without charge, as many copies of the Preliminary Prospectus as such Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the Prospectus Delivery Period, such number of copies of the Prospectus as such Underwriter may reasonably request. The Preliminary Prospectus and the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to any electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (v) Continued Compliance with Securities Laws. The Company will comply with the Securities Act and the Exchange Act so as to permit the completion of the distribution of the Notes as contemplated in this Agreement and in the Registration Statement, the Time of Sale Prospectus and the Prospectus. If at any time during the Prospectus Delivery Period, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Time of Sale Prospectus or the Prospectus in order that the Time of Sale Prospectus or the Prospectus, as the case may be, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the Initial Sale Time or at the time it is delivered or conveyed to a purchaser, not misleading, or if it shall be necessary, in the opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Time of Sale Prospectus or the Prospectus in order to comply with the requirements of any law, the Company will (1) notify the Representative of any such event, development or condition and (2) promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Time of Sale Prospectus or the Prospectus comply with such law, and the Company will furnish to the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.
     (vi) Blue Sky Compliance. The Company shall cooperate with the Representative and counsel for the Underwriters to qualify or register the Notes for sale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Representative, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Notes. The Company shall not be required to qualify to transact business or to take any action that would subject it to general service of process in any such jurisdiction where it is not presently qualified or where it would be subject to taxation as a foreign business. The Company will advise the Representative promptly of the suspension of the qualification or registration of (or any such exemption relating to) the Notes for offering, sale or trading in any jurisdiction or any initiation or threat of any proceeding for any such purpose, and in the event of the issuance of any order suspending such qualification, registration or exemption, the Company shall use its best efforts to obtain the withdrawal thereof at the earliest possible moment.
     (vii) Use of Proceeds. The Company shall apply the net proceeds from the sale of the Notes sold by it in the manner described under the caption “Use of Proceeds” in the Preliminary Prospectus and the Prospectus.
     (viii) Depositary. The Company will cooperate with the Underwriters and use its best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of the Depositary.
     (ix) Periodic Reporting Obligations. During the Prospectus Delivery Period, the Company shall file, on a timely basis, with the Commission and the New York Stock Exchange all reports and documents required to be filed under the Exchange Act.
     (x) Agreement Not to Offer or Sell Additional Securities. During the period commencing on the date hereof and ending on the Closing Date, the Company will not, without the prior written consent of the Representative (which consent may be withheld at the sole discretion of the Representative), directly or indirectly, sell, offer, contract or grant any option to sell, pledge, transfer or establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Exchange Act, or otherwise dispose of or transfer, or announce the offering of, or file any registration statement under the Securities Act in respect of, any debt securities of the Company similar to the Notes or securities exchangeable for or convertible into debt securities similar to the Notes (other than as contemplated by this Agreement with respect to the Notes).
     (xi) Final Term Sheet. The Company will prepare a final term sheet containing only a description of the Notes, in a form approved by the Underwriters and attached as Schedule 2 hereto, and will file such term sheet pursuant to Rule 433(d) under the Securities Act within the time required by such rule (such term sheet, the “Final Term Sheet”). Any such Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.
     (xii) Permitted Free Writing Prospectuses. The Company represents that it has not made, and agrees that, unless it obtains the prior written consent of the Representative, it will not make, any offer relating to the Notes that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 of the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the

Securities Act; provided that the prior written consent of the Representative shall be deemed to have been given in respect of any Issuer Free Writing Prospectuses included in Annex I to this Agreement. Any such free writing prospectus consented to or deemed to be consented to by the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping. The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined in Rule 433, and (b) contains only (i) information describing the preliminary terms of the Notes or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Notes or their offering and that is included in the Final Term Sheet of the Company contemplated in Section 3(k).
     (xiii) Registration Statement Renewal Deadline. If immediately prior to the third anniversary (the “Renewal Deadline”) of the initial effective date of the Registration Statement, any of the Notes remain unsold by the Underwriters, the Company will prior to the Renewal Deadline file, if it has not already done so and is eligible to do so, a new automatic shelf registration statement relating to the Notes, in a form reasonably satisfactory to the Representative. If the Company is no longer eligible to file an automatic shelf registration statement, the Company will prior to the Renewal Deadline, if it has not already done so, file a new shelf registration statement relating to the Notes, in a form satisfactory to the Representative, and will use its best efforts to cause such registration statement to be declared effective within 60 days after the Renewal Deadline. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the expired registration statement relating to the Notes. References herein to the Registration Statement shall include such new automatic shelf registration statement or such new shelf registration statement, as the case may be.
     (xiv) Notice of Inability to Use Automatic Shelf Registration Statement Form. If at any time during the Prospectus Delivery Period, the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Company will (i) promptly notify the Representative, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to the Notes, in a form satisfactory to the Representative, (iii) use its best efforts to cause such registration statement of post-effective amendment to be declared effective and (iv) promptly notify the Representative of such effectiveness. The Company will take all other action necessary or appropriate to permit the public offering and sale of the Notes to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Company has otherwise become ineligible. References herein to the Registration Statement shall include such new registration statement or post-effective amendment, as the case may be.

     (xv) Filing Fees. The Company agrees to pay the required Commission filing fees relating to the Notes within the time required by and in accordance with Rule 456(b)(1) and 457(r) of the Securities Act.
     (xvi) Compliance with Sarbanes-Oxley Act. The Company will comply with all applicable securities and other laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and use its best efforts to cause the Company’s directors and officers, in their capacities as such, to comply with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.
     (xvii) No Manipulation of Price. The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Notes.
5. Covenants of the Underwriters. Each of the Underwriters hereby represent and agree that:
     (i) It has not made, and will not make any offer relating to the Notes that would constitute a free writing prospectus, without the prior consent of the Company, which consent shall not be unreasonably withheld.
     (ii) Any free writing prospectus used or referred to by it will not be subject to broad unrestricted dissemination and will not be required to be filed with the Commission, in accordance with Rule 433 under the Securities Act, as a result of any action taken or caused to be taken by the Underwriter, which is not consented to in advance by the Company.
     (iii) Any free writing prospectus used or referred to by it, except any “issuer free writing prospectus” as defined in Rule 433 under the Securities Act, as to which the Underwriter makes no representation or warranty, complied in all material respects with the Securities Act.
     6. Payment of Expenses. The Company agrees to pay all expenses incident to the performance of its obligations under this Agreement, including (a) the preparation, printing or reproduction of the Registration Statement, the preliminary prospectus, the Time of Sale Prospectus, the Prospectus and any free writing prospectus (including supplements) and of each amendment thereto, (b) the preparation, printing and delivery to the Underwriters of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Notes, (c) the fees and disbursements of the counsel, accountants and other advisors for the Company, (d) any registration or qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (the “Blue Sky Survey”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification (such fees and disbursements of counsel not to exceed $10,000)), (e) the printing, printing and delivery of copies of the Time of Sale Prospectus and the Prospectus, (f) the preparation, printing and delivery of copies of the Blue Sky Survey and any supplement thereto, (g) the cost of printing certificates representing the

Notes, (h) the fees and expenses of any transfer agent or registrar for the Notes, (i) the fees and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Notes, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and a proportional share of the cost of any aircraft chartered in connection with the road show, provided except as provided in this Section and Sections 9 and 7(iii) hereof, each of the Underwriters will pay all of its own costs and expenses, including the fees of its counsel, stock transfer taxes on resale of any of the Notes by it, and any advertising expenses connected with any offers it may make. The respective obligations of the Company and the Underwriters pursuant to this Section 6 shall by subject to adjustment in accordance with the terms set forth on Exhibit D. If this Agreement is terminated by the Underwriters in accordance with the provisions of Sections 4 or 8(ii)(a) hereof, the Company shall reimburse the Underwriters for all of their out of pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
7. Effective Date of Agreement; Termination.
A.	Effective Date. This Agreement shall become effective as of the date first above written and shall remain in force until terminated as provided in this Section 7;
          (ii) Termination; General. The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (a) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (b) if there has occurred any material adverse change in the financial markets in the United States or in the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriters, impracticable or inadvisable to market the Notes or to enforce contracts for the sale of the Notes, or (c) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the Financial Industry Regulatory Authority or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (d) if a banking moratorium has been declared by either federal or New York authorities.
          (iii) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in

Section 5(vii) hereof, and provided further that Sections 1, 8 and 9 shall survive such termination and remain in full force and effect.
8. Indemnification.
A.	As used herein:
     “Indemnified Party” means a person entitled to indemnity under paragraph (ii) or (iii) of this Section 8.
     “Indemnifying Party” means a person providing indemnity under paragraph (ii) or (iii) of this Section 8.
     “Underwriter Information” means all information contained in or omitted from the Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto or any preliminary prospectus in reliance upon and in conformity with information concerning the Underwriters furnished in writing by or on behalf of each of the Underwriters to the Company expressly for use therein; it being understood and agreed that such information furnished by the Underwriters consists solely of the following: The information contained in or omitted from the Prospectus, the Time of Sale Prospectus or any preliminary prospectus in paragraphs 5, 6, 12 and 13 under the caption “Underwriting.”
     “Proceeding” means any action, suit or proceeding.
     “Company Information” means all information contained or incorporated by reference in or omitted from the Prospectus, the Time of Sale Prospectus or any amendment or supplement thereto, any preliminary prospectus other than the Underwriter Information.
A.	Indemnification by Company. The Company will indemnify and hold harmless each Underwriter, its directors, officers, employees, members and agents, and each person who controls any Underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Company Information or any other information provided by the Company to any holder or prospective purchaser of the Notes hereof, or in any amendments thereof or supplements thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that with respect to any such untrue statement or alleged untrue statement of a material fact contained in the Company Information or any other information provided by the Company to any holder or prospective purchaser of the Notes hereof, the indemnity agreement contained in this paragraph (ii) shall not inure to the benefit of any Underwriter to the extent that the sale to the person asserting any such loss, claim, damage or liability was an initial resale by such Underwriter and any such loss, claim, damage or liability of or with respect to such Underwriter results from the fact that both (a) to the extent required by applicable law, a copy of the Prospectus was not sent or given to such person at or prior to the written confirmation of the sale of such Notes to such person and (b) the untrue statement in or omission from such preliminary prospectus was corrected in the Prospectus unless, in either case, such failure to deliver the Prospectus was a result of non-compliance by the Company with the provisions of Section 4(iv) hereof.
     (iii) Indemnification by the Underwriter. The Underwriters agree to indemnify and hold harmless the Company, its directors and officers, and each person who controls the Company within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company, against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Underwriter Information, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.
     (iv) Actions against Parties; Notification. Promptly after receipt by an Indemnified Party under paragraphs (ii) and (iii) above of notice of the commencement of any action, such Indemnified Party shall, if a claim in respect thereof is to be made against the Indemnifying Party under such subsection, notify the Indemnifying Party in writing of the commencement thereof; but the omission so to notify the Indemnifying Party shall not relieve it from any liability which it may have to any Indemnified Party otherwise than under such subsection to the extent it is not materially prejudiced as a result thereof. An Indemnifying Party may participate at its own expense in the defense of any such action; provided that counsel to the Indemnifying Party shall not (except with the consent of the Indemnified Party) also be counsel to the Indemnified Party. In case any such action shall be brought against any Indemnified Party and it shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnified Party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such Indemnified Party, in connection with the defense thereof other than reasonable costs of investigation. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.
A.	Control Persons. The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls an Underwriter or within the meaning of the Securities Act and the obligations of the Underwriters under this Section 8 shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of the Act.
     9. Contribution. If the indemnification provided for in paragraph (ii) or (iii) of Section 8 hereof is unavailable to or insufficient to hold harmless an Indemnified Party in respect of any reason, the Company and the Underwriters agree to contribute to the aggregate losses, claims, damages or liabilities (or actions in respect thereof) referred to in Section 8, then each Indemnifying Party shall contribute to the amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect the relative benefits received by the Underwriters on the one hand and by the Company on the other from the offering of the Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the Indemnified Party failed to give the notice required under Section 8 above, then each Indemnifying Party shall contribute to such amount paid or payable by such Indemnified Party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Underwriters on the one hand and of the Company on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other hand in connection with the offering of the Notes shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Notes (before deducting expenses) received by the Company, on the one hand, and the total underwriting discounts and commissions received by the Underwriters, on the other hand, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Underwriters on the one hand and of the Company on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 9 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 9. The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section 9 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, the Underwriters shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriters have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     10. Default of One or More of the Several Underwriters. If, on the Closing Date, any one or more of the several Underwriters shall fail or refuse to purchase Notes that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Notes, which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase does not exceed 10% of the aggregate principal amount of the Notes to be purchased on such date, the other Underwriters shall be obligated, severally, in the proportion to the aggregate principal amounts of such Notes set forth opposite their respective names on Schedule A bears to the aggregate principal amount of such Notes set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as may be specified by the Representative with the consent of the non-defaulting Underwriters, to purchase such Notes which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase such Notes and the aggregate principal amount of such Notes with respect to which such default occurs exceeds 10% of the aggregate principal amount of Notes to be purchased on such date, and arrangements satisfactory to the Representative and the Company for the purchase of such Notes are not made within 48 hours after such default, this Agreement shall terminate without liability of any party to any other party except that the provisions of Sections 4, 6, 8, 9 and 17 shall at all times be effective and shall survive such termination. In any such case, either the Representative or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days in order that the required changes, if any, to the Registration Statement, any Issuer

Free Writing Prospectus, the Preliminary Prospectus or the Prospectus or any other documents or arrangements may be effected.
     As used in this Agreement, the term “Underwriters” shall be deemed to include any person substituted for a defaulting Underwriter under this Section 10. Any action taken under this Section 10 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     11. Notices. All statements, requests, notices and agreements hereunder shall be in writing, and if to:
     A. If to the Representative:
Banc of America Securities LLC
One Bryant Park
NY1-100-18-03
New York, NY 10036
Facsimile: 646-855-5958
Attention: High Grade Transaction Management/Legal
     with a copy to:
Michael Groll, Esq.
Dewey & LeBoeuf, LLP
1301 Avenue of the Americas
New York, New York 10019
     A. If to the Company:
Endurance Specialty Holdings Ltd.
Wellesley House
90 Pitts Bay Road
Pembroke HM 08, Bermuda
Facsimile number: 441-278-0401
Attention: General Counsel
     with a copy to:
Susan Sutherland, Esq.
Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036-6522
     12. Successors and Assigns. This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Notes from the Underwriters shall be deemed a successor or assign solely by reason of such purchase.

     13. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     14. Applicable Law; Submission to Jurisdiction; Appointment of Agent for Service. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME. EACH OF THE PARTIES HERETO IRREVOCABLY (i) AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY BROUGHT BY THE UNDERWRITERS OR BY ANY PERSON WHO CONTROLS AN UNDERWRITER ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY UNITED STATES FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF NEW YORK, STATE OF NEW YORK (A “NEW YORK COURT”), (ii) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH PROCEEDING AND (iii) SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH NEW YORK COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING. THE COMPANY EXPRESSLY CONSENTS TO THE JURISDICTION OF ANY NEW YORK COURT IN RESPECT OF ANY SUCH ACTION, AND WAIVES ANY OTHER REQUIREMENTS OF OR OBJECTIONS TO PERSONAL JURISDICTION WITH RESPECT THERETO.
     The Company hereby irrevocably appoints CT Corporation System in New York City as its agent for service of process in any suit, action or proceeding described in the preceding paragraph. The Company agrees that service of process in any such suit, action or proceeding may be made upon it at the office of its agent. The Company waives, to the fullest extent permitted by law, any other requirements of or objections to personal jurisdiction with respect thereto. The Company represents and warrants that its agent has agreed to act as agent for service of process, and agrees to take any and all action, including the filing of any and all documents and instruments, that may be necessary to continue such appointment in full force and effect.
     15. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     16. No fiduciary duty. The Company acknowledges and agrees that in connection with this offering, sale of the Notes or any other services the Underwriters may be deemed to be providing hereunder, notwithstanding any preexisting relationship, advisory or otherwise, between the parties or any oral representations or assurances previously or subsequently made by the Underwriters: (i) no fiduciary or agency relationship between the Company and any other person, on the one hand, and the Underwriters, on the other, exists; (ii) the Underwriters are not acting as advisor, expert or otherwise, to the Company, including, without limitation, with respect to the determination of the Purchase Price, and such relationship between the Company on the one hand, and the Underwriters, on the other, is entirely and solely commercial, based on arms-length negotiations; (iii) any duties and obligations that the Underwriters may have to the Company shall be limited to those duties and obligations specifically stated herein; and (iv) the Underwriters and their affiliates may have interests that differ from those of the Company. The

Company hereby waives any claims that the Company may have against the Underwriters with respect to any breach of fiduciary duty in connection with the sale of the Notes.

Endurance Specialty Holdings Ltd.
By:	/s/: John V. Del Col
	Name:	John V. Del Col
	Title:	General Counsel

          The foregoing Underwriting Agreement is hereby confirmed and accepted by the Representative as of the date first above written.
BANC OF AMERICA SECURITIES LLC
     Acting as Representative of the
     several Underwriters named in
     the attached Schedule A.
By: Banc of America Securities LLC

By:	/s/: Caspar Bentinck
	Name:	Caspar Bentinck
	Title:	Managing Director

SCHEDULE I

Aggregate
Principal
Amount of
Notes to be
Underwriters	Purchased
Banc of America Securities LLC	$68,000,000
J.P Morgan Securities Inc.	8,500,000
Wells Fargo Securities LLC	8,500,000
Total	$85,000,000

SCHEDULE II
Time of Sale Information
Filed Pursuant to Rule 433
Dated March 23, 2010
Registration Statement No. 333-156147
Relating to
Preliminary Prospectus Supplement Dated March 23, 2010 and
Prospectus dated December 15, 2008

7.000% SENIOR NOTES DUE 2034

Issuer:	Endurance Specialty Holdings Ltd.
Ratings*:	Baa1 (Moody’s)/BBB+ (S&P)
Principal Amount:	$85,000,000
Issue Price:	94.976% (Price does not include accrued interest from January 15, 2010 to, but not including, the settlement date totaling $1,173,850 in aggregate which is payable by the purchasers)
Underwriting Discount:	0.875%
Trade Date:	March 23, 2010
Settlement Date:	March 26, 2010 (T + 3)
Maturity Date:	July 15, 2034
Security Type:	Senior Unsecured Fixed Rate Notes
Minimum Denominations:	$1,000 and integral multiples of $1,000 in excess thereof
Coupon:	7.000%
Interest Payment Dates:	Semi-annually on January 15 and July 15 of each year, commencing on July 15, 2010
Day Count Convention:	30 / 360
Yield to Maturity:	7.449%
Treasury Benchmark:	4.375% due November 15, 2039
Treasury Yield:	4.599%
Spread to Treasury Benchmark:	285 basis points (2.850%)
Optional Redemption:	The notes will be redeemable prior to maturity, at our option, in whole at any time or in part from time to time (a "Redemption Date"), at a redemption price equal to the greater of: 100% of the aggregate principal amount of the notes to be redeemed; and an amount equal to the sum of the present values of the remaining scheduled payments for principal and interest on such notes to be redeemed, not including any portion of the payments of interest accrued as of such Redemption Date, discounted to such Redemption Date on a semi-annual basis
(assuming a 360-day year consisting of twelve 30-day months) at the Treasury
Rate, plus 30 basis points; plus, in each case, accrued and unpaid interest on such notes to be redeemed to, but excluding, such Redemption Date
Make-Whole Call Payment:	US Treasury + 30 bps
CUSIP; ISIN:	29267HAA7; US29267HAA77

Bookrunner:	Banc of America Securities LLC

Joint Lead Managers:	J.P. Morgan Securities Inc.
Wells Fargo Securities, LLC

*	Ratings may be changed, suspended or withdrawn at any time and are not a recommendation to buy, hold or sell any security.
The issuer has filed a registration statement (including a prospectus and a preliminary prospectus supplement) with the Securities and Exchange Commission for the offering to which this communication relates. Before you invest, you should read the prospectus and the preliminary prospectus supplement in that registration statement and other documents the issuer has filed with the Securities and Exchange Commission for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission’s website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and preliminary prospectus supplement if you request it by calling Banc of America Securities LLC, toll-free at (800) 294-1322.

This communication should be read in conjunction with the preliminary prospectus supplement dated March 23, 2010 and the accompanying prospectus. The information in this communication supersedes the information in the relevant preliminary prospectus supplement and the accompanying prospectus to the extent inconsistent with this information in such preliminary prospectus supplement and the accompanying prospectus.

SCHEDULE III
Time of Sale Prospectus
1. Preliminary Prospectus dated March 23, 2010.